EXHIBIT 23.6

[RYDER SCOTT COMPANY LETTERHEAD]

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about July 21, 2006, of information from our reserve report dated February 25, 2006, entitled “Chesapeake Energy Corporation—Estimated Future Reserves and Income Attributable to Certain Leasehold Interests (SEC Parameters).”

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas

July 19, 2006